Exhibit 99.1

Worldwide	Communications:
Media	Relations Office: 847.700.5538
Evenings/Weekends:	847.700.4088

UAL CORPORATION REPORTS THIRD QUARTER

AFTER-TAX PROFIT OF $190 MILLION

CHICAGO, October 31, 2006 – UAL Corporation (NASDAQ: UAUA), the holding company whose primary subsidiary is United Airlines, today reported financial results for the third quarter ended September 30, 2006.

•	UAL reported after-tax net income of $190 million. Excluding reorganization and special items, this constituted a year-over-year improvement of $95 million.

•	Basic earnings per share was $1.62 and diluted earnings per share was $1.30. The company began recording income tax expense which reduced the quarter’s diluted earnings per share by $0.43.

•	Third quarter operating profit of $335 million was an improvement of $170 million over the comparable quarter in 2005. Excluding special items, the year-over-year improvement was $140 million.

•	Continuing revenue and productivity improvements more than offset a $293 million increase in consolidated fuel expense.

•	Operating cash flow totaled $131 million. The company’s cash position was $4.9 billion at September 30, 2006, including $860 million of restricted cash.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Operating Margin Increases

UAL reported third quarter net income of $190 million. This represents basic earnings per share of $1.62 and fully diluted earnings per share of $1.30, with weighted average shares of 115.6 million and 151.1 million, respectively. The company recorded income tax expense in the quarter and the eight months ending September 30th of $60 million, which reduced the quarter’s basic earnings per share by $0.52 and diluted earnings per share by $0.43.

In the quarter the company recognized the benefit of ongoing resolutions of several pre-confirmation contingencies, the largest of which was a special gain to operating income of $30 million, related to a reduction in the estimated liability for the secured interest of bondholders in one of United’s leaseholds at San Francisco International Airport. In addition, the company recorded a $19 million accrual for year-end employee incentive programs due to improved earnings expectations, and recorded an unrealized $26 million loss for marking-to-market hedge positions in place at the end of the third quarter which will settle in future quarters.

Total revenues for the third quarter increased 11 percent to $5.2 billion compared with $4.7 billion in the third quarter of 2005. Despite a 23 percent increase in mainline and regional affiliate fuel expense, total operating expenses increased by only 8 percent on a 3 percent increase in consolidated capacity as compared to the third quarter of 2005.

Operating margin improved to 6.5 percent from 3.5 percent in the comparable 2005 quarter. Excluding the one-time special operating item, operating margin improved to 5.9 percent in the third quarter of 2006. Mainline unit earnings, which is mainline revenue per available seat mile (RASM) minus mainline operating cost per available seat mile (CASM), increased 19 percent to 0.74 cents from 0.62 cents a year ago despite higher fuel costs. Mainline unit earnings excluding fuel expense and the special item increased 18 percent to 4.34 cents from 3.67 cents.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Regional affiliates contributed $60 million to operating income, an improvement of $120 million compared with the third quarter of 2005. Revenue from regional affiliates continued to grow with a 17 percent increase over the year ago quarter, a result of growth, network optimization and a healthy revenue environment. Regional affiliates’ expense declined by 1 percent, despite a 7 percent increase in capacity and 16 percent increase in fuel expense, primarily as a result of restructured regional carrier agreements.

“Our management team and our employees continue to press ahead, executing our core agenda of continuous improvement, controlling costs, optimizing revenue and improving the customer experience,” said Glenn Tilton, UAL’s chairman, president and CEO. “Our results underscore our progress, and we are building momentum, ensuring that our employees and leadership are completely aligned to deliver value to our customers and shareholders.”

For the three and eight months ended September 30, 2006 the successor company recorded income tax expense of $60 million, whereas such expense was not recorded in comparable periods for the predecessor company. Income tax expense was recorded by applying an effective tax rate of 41% to pre-tax income for the eight months ended September 30, 2006. At September 30, UAL and subsidiaries had substantial net operating loss carry-forwards available to reduce tax liabilities of future periods. Therefore, the company does not expect to pay significant amounts of cash taxes in the near term.

Cash Flow Generation Continues To Be Strong

Despite moving into a seasonally slower period, the company generated operating cash flow of $131 million, an increase of $147 million year-over-year. The company ended the quarter with unrestricted cash and short-term investments of $4.1 billion, and a restricted cash balance of $860 million, for a total cash balance of $4.9 billion. Unrestricted cash and short-term investments decreased by $0.1 billion during the quarter due to debt repayment and capital spending.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

“By focusing on our core business we have delivered two successive quarters of margin improvement,” said Jake Brace, executive vice president and chief financial officer. “We are generating cash, and we are making progress reducing our costs to lessen inflationary pressures.”

Strong Unit Revenue Growth

Total mainline passenger revenues increased 13 percent in the third quarter reflecting healthy demand, industry capacity restraint and yield improvements. Strong unit revenue growth in all reportable segments resulted in significant gains over last year’s third quarter. Mainline passenger revenue per available seat mile (PRASM) increased by 10 percent, while mainline traffic increased by 2 percent on a 3 percent increase in capacity resulting in a 0.3 point decrease in mainline load factor to 83.6 percent. Mainline yield was 10 percent higher than last year. Mainline RASM increased by 7 percent, and excluding the company’s fuel subsidiary (UAFC), increased by 8 percent.

The company posted particularly strong unit revenue increases in its international markets. Strong demand and yield performance led to Pacific PRASM improving by 14 percent while PRASM rose 11 percent in the Atlantic region for the quarter, despite the impact of the London terrorism plot. PRASM for Latin America grew 7 percent over the third quarter of 2005.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Comparison of 2006 Third Quarter versus 2005 Third Quarter

Reportable Segments	3Q 2006 Passenger Revenue (millions)	Passenger Revenues (% Increase)	PRASM (% Increase)	ASM[1] (% Increase)
North America	$2,436	13.1%	8.5%	4.2%
Pacific	792	11.5%	14.1%	(2.2%)
Atlantic	566	11.6%	10.8%	0.9%
Latin America	122	25.8%	7.3%	17.7%

Total Mainline	$3,916	13.0%	9.9%	2.7%

Regional Affiliates [2]	$773	16.8%	9.2%	6.9%
Total Consolidated	$4,689	13.6%	10.2%	3.1%

[1]	ASM (available seat miles)
[2]	For Form 10-Q segment reporting purposes, the company aggregates Regional Affiliates results within the North America segment in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”

Regional affiliate passenger unit revenue was 9 percent higher than last year, driven by a 6 percent increase in yield and a 2 point increase in load factor as compared to the third quarter of 2005.

The company continues to optimize the network to maximize revenue opportunities. United is in the process of increasing departures out of Washington Dulles by 14 percent this fall strengthening its international gateway position on the East Coast. New international flights from the hub include service to Kuwait, United’s first service to the Middle East, and new service to Tokyo and to Rome. United is also seeking to provide the first-ever nonstop capital-to-capital service between Washington, D.C. and Beijing.

“We are pleased with the company’s unit revenue improvements during the quarter, which compare quite favorably to our peers in the industry and represent solid progress toward our performance expectations,” said John Tague, executive vice president and chief revenue officer.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Controlling Operating Expenses

Mainline CASM increased by 7 percent from the year-ago quarter, primarily driven by a 21 percent increase in mainline fuel prices. Excluding fuel and special operating items, mainline CASM was 7.29 cents, an increase of 2.5 percent compared with the third quarter of 2005.

	Third Quarter
	Mainline			Consolidated
	2006	2005	% Chg.	2006	2005	% Chg.
CASM (cents)	11.13	10.43	6.7	11.74	11.23	4.5%
CASM ex fuel and special items (cents)[3]	7.29	7.11	2.5	7.74	7.74	—
CASM ex fuel, special items and major non-cash fresh start and exit related charges (cents)[4]	7.08	7.11	(0.4%)	7.56	7.74	(2.3%)

[3]	For Mainline and Consolidated, also excludes UAFC

[4]	See Note 10 for detail of these charges

The company is on track to capture $300 million in benefits targeted for 2006 as well as the additional $400 million in 2007 initiatives.

Cost savings and the recognition of a rent credit previously expected in the fourth quarter helped to mitigate unanticipated expenses. The company estimates the London terrorism plot increased the quarter’s expenses by $4 million, and it also recorded a $19 million accrual for year-end incentive programs for improved earnings expectations. Additionally, the company is experiencing increasing maintenance expenses driven by increasing materials expense, work content changes on airframes, and engine aging. The company continues to focus on the implementation of its continuous improvement programs to mitigate inflationary pressures.

Excluding fuel, special items and major non-cash fresh-start and exit-related items, mainline CASM decreased by 0.4 percent from the comparable quarter in 2005 (Note 9).

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

The company believes that excluding these items is useful to investors in understanding year-over-year performance and depicting the results of the company’s cost reduction efforts.

The company has entered into various fuel hedging positions and has designated them as economic hedges. In the third quarter, the company recognized a realized gain of $8 million related to hedges. The company also recognized an unrealized mark-to-market loss of $26 million related to hedge positions in place at the end of the third quarter which will settle in future quarters. These transactions are more fully described in the “Outlook” section of this release. United’s mainline fuel procurement process generally sets the price for fuel approximately three to four weeks prior to consumption. Fuel expense is incurred during the period of consumption and reflects the lag described above. Accordingly, at any point of time there is a delay between prevailing spot prices for jet fuel and the price paid by the company.

Improving Productivity and Operating Performance

United is focused on systematically improving the customer experience and the efficiency of its operations while simultaneously reducing costs. The company is rolling out continuous improvement tools and techniques throughout the organization and has put its top 400 managers through a two-day session on continuous improvement best practices. The implementation of standard work processes and a continuous improvement culture has enabled resource optimization initiatives, such as tighter aircraft turns, to be implemented smoothly. This is apparent in the progress the company is making in enhancing its operational execution and customer service, as measured by the U.S. Department of Transportation. In spite of the operational and security related impacts of the London terrorism plot and continued implementation of tighter turn times, the company’s on-time arrival performance improved compared to the first two quarters of 2006. While third quarter mishandled baggage performance declined from the first and second quarters, this was largely due to a 20 percent increase in baggage volume driven by the Transportation Security Administration’s new security procedures.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

As a result of ongoing initiatives and continued outsourcing, productivity continued to increase in the third quarter. Employee productivity (available seat miles divided by employee equivalents) improved 6 percent for the quarter compared to the same period in 2005 while average full-time equivalent employees decreased by 3 percent. Aircraft productivity, as measured by fleet utilization, improved 3 percent during the quarter to an average of approximately 11 hours, 25 minutes per day – the highest in the company’s history.

Operational efficiency will be further improved by the next round of resource optimization efforts at its Chicago hub. The recently implemented October flight schedule reduces turn times in Chicago by an average of 3 percent for mainline aircraft and 16 percent for United Express aircraft.

“We are continuing our focus on turning our aircraft more quickly, which is enabling us to add additional flights while reducing our unit costs.” said Pete McDonald, UAL’s executive vice president and chief operating officer. “We improved our operational performance during a period of extremely high load factors and heightened security measures, which is a testament to the tremendous work being done by our employees worldwide.”

Operational Highlights

•	United Airlines, the world’s largest transpacific passenger carrier, was voted the “Best North American Airline” for the sixth consecutive year in Business Traveler Asia Pacific’s 2006 annual travel awards.

•	In September 2006, the U.S. State Department granted United Airlines approval to offer the first American flight from the U.S. to Kuwait City, which began October 28th.

•	United’s aircraft productivity was the highest in the company’s history.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Fresh Start Reporting

Upon emergence from its Chapter 11 reorganization in February 2006, the company adopted fresh-start reporting in accordance with SOP 90-7 as of February 1, 2006. The company’s emergence resulted in a new reporting entity with no retained earnings or accumulated deficit as of February 1, 2006. Accordingly, the company’s financial information shown for periods prior to February 1, 2006 is not comparable to consolidated financial statements presented on or after that date. For further discussion on fresh-start reporting, please refer to the company’s 2006 quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

To offer additional information for investors, the company has identified certain items consisting only of major non-cash fresh-start reporting and exit-related credits and charges (Note 10). While it is not practicable for the company to present information for all items that are not comparable in the pre- and post-exit periods, the company believes that the items identified in the following table are the material non-cash fresh-start reporting and exit-related items and that such information is useful to investors in understanding year-over-year performance. These fresh-start and exit-related items were discussed in the company’s Form 8-K filed with the Securities and Exchange Commission on May 8, 2006 with respect to the 2006 first quarter results of operations and in the company’s 2006 second quarter 10-Q. In addition, the company believes that highlighting the special item recorded in the third quarter of 2006 is

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

useful to investors because it is a non-recurring benefit not indicative of the company’s ongoing performance. These items are shown in the following table:

Unfavorable / (Favorable) to Third Quarter 2006 Earnings
(In millions)	Special Item	Non-Cash Fresh-Start and Exit- Related Items	Total Adjustments
Revenue Impact
Prepaid miles		6	6
Other Mileage Plus		11	11
Mileage Plus revenue		17	17
Operating expense impact
Resolution of pre-confirmation contingencies	(30)		(30)
Stock-based compensation		28	28
Mileage Plus Marketing Expense		(6)	(6)
Postretirement welfare costs		14	14
Depreciation and amortization		23	23
Deferred gain		18	18
Total Operating Expense	(30)	77	47
Non-Operating Expense Impact
Prepaid Miles-Imputed Interest		(30)	(30)
Other Non-cash and fresh-start interest expense		13	13
Total Non-Operating Expense		(17)	(17)

Excluding these non-cash expenses, special items, and fuel, mainline CASM for the third quarter would total an estimated 7.08 cents, or 0.4 percent lower than the comparable quarter last year (Note 9).

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Outlook

As a result of improvement initiatives already underway, the company expects to achieve a portion of the planned 2007 savings ahead of schedule in 2006. Including the effects of these initiatives, the company estimates that mainline CASM excluding fuel for 2006 will be as follows:

Percentage Change Year-over-Year

Increase/(Decrease)

	Q1 Actual (Note 9)	Q2 Actual (Note 9)	Q3 Actual (Note 9)	Q4E (Note 11)	Full Year Estimate (Note 11)
Mainline CASM excluding fuel and special charges	3.3%	2.3%	2.5%	0.5% to 1.5%	2.1% to 2.4%
Mainline CASM excluding fuel, severance, and special charges	3.3%	1.5%	2.5%	0.5% to 1.5%	1.9% to 2.1%
Mainline CASM excluding fuel, special charges, severance, and certain non-cash exit related items	(0.4)%	(1.6)%	(0.4)%	(1.9)% to (0.9)%	(1.1)% to (0.8)%

United is issuing the following capacity guidance for the fourth quarter, full-year 2006, and full-year 2007:

Capacity (ASMs)	Fourth Quarter	2006	2007
Mainline	+2.0 to 2.5 percent	+2.0 to 2.5 percent	+1 percent
Regional Affiliates	+15.5 to 16.5 percent	+9.5 to 10.5 percent	+3 percent
Consolidated	+3.0 to 3.5 percent	+2.5 to 3.0 percent	+1 percent

2007 capacity increases are expected to be driven by the full year effect of higher aircraft utilization as a result of the company’s 2006 resource optimization efforts. The company does not expect its fleet will increase in 2007.

As of October 30, 2006, United had hedged 34 percent of forecasted fuel consumption for the fourth quarter of 2006 through crude oil collars and swaps. On a weighted average basis, hedge protection begins if crude exceeds $69 per barrel. Conversely, payment obligations begin if crude, on a weighted average basis drops below the same $69 per barrel.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

As of October 30, 2006, United had hedged 25 percent of forecasted fuel consumption for the first quarter of 2007 predominantly through crude oil three way collars with upside protection on a weighted average basis beginning from $65 per barrel and capped at $74 per barrel. Payment obligations on a weighted average basis begin if crude drops below $59 per barrel.

The company expects mainline jet fuel price per gallon to average $2.02 per gallon in the fourth quarter of 2006.

Note 9 to the attached Statements of Consolidated Operations provides a reconciliation of net income or loss reported under GAAP to net income or loss excluding reorganization items for all periods presented, as well as a reconciliation of other non-GAAP financial measures, including special items.

About United

United Airlines (NASDAQ: UAUA) operates more than 3,700* flights a day on United, United Express and Ted to more than 210 U.S. domestic and international destinations from its hubs in Chicago, Denver, Los Angeles, San Francisco and Washington, D.C. With key flight operations in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United is also a founding member of Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. United’s more than 55,000 employees reside in every U.S. state and in many countries around the world. News releases and other information about United can be found at the company’s Web site at united.com.

*	Based on the flight schedule between May 1, 2006 and Dec. 31, 2006

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the Company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environments of the Company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the Company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the Company’s ability to execute its business plan; the Company’s ability to attract,

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

motivate and/or retain key employees; the Company’s ability to attract and retain customers; demand for transportation in the markets in which the Company operates; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices and refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; the costs associated with security measures and practices; labor costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand; capacity decisions of our competitors, U.S. or foreign governmental legislation, regulation and other actions; the ability of the Company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized. The Company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

# # #

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

UAL CORPORATION AND SUBSIDIARY COMPANIES

COMBINED SUCCESSOR AND PREDECESSOR COMPANY STATEMENTS OF CONSOLIDATED

OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Successor	Predecessor	% Change
	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005
(In accordance with GAAP)
Operating revenues:
Passenger - United Airlines	$3,916	$3,467	13.0
- Regional Affiliates	773	662	16.8
Cargo	183	174	5.2
Other operating revenues	304	352	(13.6)

	5,176	4,655	11.2

Operating expenses:
Aircraft fuel	1,368	1,106	23.7
Salaries and related costs	1,060	1,008	5.2
Regional affiliates	713	722	(1.2)
Purchased services	426	375	13.6
Aircraft maintenance materials and outside repairs	252	199	26.6
Landing fees and other rent	199	235	(15.3)
Depreciation and amortization	226	206	9.7
Cost of third party sales	153	190	(19.5)
Aircraft rent	104	87	19.5
Commissions	91	74	23.0
Special operating items	(30)	—	—
Other operating expenses	279	288	(3.1)

	4,841	4,490	7.8

Earnings from operations	335	165	103.0
Other income (expense):
Interest expense	(164)	(129)	27.1
Interest income	72	8	800.0
Interest capitalized	3	1	200.0
Miscellaneous, net	3	23	(87.0)

	(86)	(97)	(11.3)
Earnings before reorganization items, income taxes and equity in earnings of affiliates	249	68	266.2
Reorganization items, net	—	(1,840)	—

Earnings (loss) before income taxes and equity in earnings of affiliates	249	(1,772)	—
Income taxes	60	—	—

Earnings (loss) before equity in earnings of affiliates	189	(1,772)	—
Equity in earnings of affiliates	1	—	—

Net income (loss)	$190	$(1,772)	—

Earnings (loss) per share, basic	$1.62	$(15.26)

Earnings (loss) per share, diluted	$1.30	$(15.26)

Weighted average shares, basic	115.6	116.2
Weighted average shares, diluted	151.1	116.2

See accompanying notes.

UAL CORPORATION AND SUBSIDIARY COMPANIES

COMBINED SUCCESSOR AND PREDECESSOR COMPANY STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Predecessor	Successor	Combined Periods Ended September 30, 2006 [a]	Predecessor	% Change
	Period from January 1 to January 31, 2006	Period from February 1 to September 30, 2006		Nine Months Ended September 30, 2005
(In accordance with GAAP)
Operating revenues:
Passenger - United Airlines	$1,074	$9,904	$10,978	$9,684	13.4
- Regional Affiliates	204	1,999	2,203	1,818	21.2
Cargo	56	501	557	526	5.9
Other operating revenues	124	892	1,016	965	5.3

	1,458	13,296	14,754	12,993	13.6

Operating expenses:
Aircraft fuel	362	3,323	3,685	2,866	28.6
Salaries and related costs	358	2,857	3,215	3,093	3.9
Regional affiliates	228	1,896	2,124	2,052	3.5
Purchased services	134	1,169	1,303	1,119	16.4
Aircraft maintenance materials and outside repairs	80	688	768	645	19.1
Landing fees and other rent	75	569	644	693	(7.1)
Depreciation and amortization	68	592	660	620	6.5
Cost of third party sales	65	471	536	480	11.7
Aircraft rent	30	288	318	316	0.6
Commissions	24	224	248	227	9.3
Special operating items	—	(30)	(30)	18	—
Other operating expenses	86	773	859	901	(4.7)

	1,510	12,820	14,330	13,030	10.0

Earnings (loss) from operations	(52)	476	424	(37)	—
Other income (expense):
Interest expense	(42)	(516)	(558)	(349)	59.9
Interest income	6	167	173	18	861.1
Interest capitalized	—	10	10	(4)	—
Miscellaneous, net	—	5	5	90	(94.4)

	(36)	(334)	(370)	(245)	51.0
Earnings (loss) before reorganization items, income taxes and equity in earnings of affiliates	(88)	142	54	(282)	—
Reorganization items, net	22,934	—	22,934	(3,994)	—

Earnings (loss) before income taxes and equity in earnings of affiliates	22,846	142	22,988	(4,276)	—
Income taxes	—	60	60	—	—

Earnings (loss) before equity in earnings of affiliates	22,846	82	22,928	(4,276)	—
Equity in earnings of affiliates	5	4	9	4	125.0

Net income (loss)	$22,851	$86	$22,937	$(4,272)	—

Earnings (loss) per share, basic	$196.61	$0.69		$(36.82)

Earnings (loss) per share, diluted	$196.61	$0.68		$(36.82)

Weighted average shares, basic	116.2	115.3		116.2
Weighted average shares, diluted	116.2	126.6		116.2

See accompanying notes.

[a] The combined periods include the results for one month ended January 31, 2006 (Predecessor Company) and eight months ended September 30, 2006 (Successor Company).

CONSOLIDATED NOTES (UNAUDITED)

(1)	UAL Corporation (“UAL” or the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. ("United"). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois. On February 1, 2006, the Company emerged from Chapter 11.

(2)	In connection with its emergence from Chapter 11 bankruptcy protection, the Company implemented fresh-start reporting in accordance with American Institute of Certified Public Accountants' Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” As a result of the application of fresh-start reporting, the financial statements prior to February 1, 2006 are not comparable with the financial statements post February 1, 2006. However, the pre-emergence periods have been compared to the post-emergence periods for the quarter ended September 30, 2006 and the first nine months of 2006 have been combined and compared to the first nine months of 2005. The Company believes that these comparisons provide management and investors a better perspective of the Company’s on-going financial and operational performance and trends. References to “Successor Company” refer to UAL on or after February 1, 2006, after giving the effect to the application of fresh-start reporting. References to “Predecessor Company” refer to UAL prior to February 1, 2006.

(3)	In connection with its bankruptcy proceedings, the Company recorded the following largely non-cash reorganization items:

(In millions)	Period from January 1 to January 31, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
Discharge of claims and liabilities	$24,628	$—	$— [a]
Revaluation of frequent flyer obligations	(2,399)	—	— [b]
Revaluation of other assets and liabilities	2,106	—	— [c]
Employee-related charges	(898)	(10)	(23)[d]
Contract rejection charges	(429)	(34)	(543)[e]
Professional fees	(47)	(42)	(134)
Pension-related charges	(14)	—	(1,045)[f]
Aircraft claim charges	—	(1,689)	(2,195)[g]
Other	(13)	(65)	(54)

Reorganization items, net	$22,934	$(1,840)	$(3,994)

[a]	The discharge of claims and liabilities primarily relates to those unsecured claims arising during the bankruptcy process, such as the termination and settlement of the Company’s U.S. defined benefit pension plans and other employee claims; aircraft-related claims, such as those arising as a result of aircraft rejections; other unsecured claims due to the rejection or modification of executory contracts, unexpired leases and regional carrier contracts; and claims associated with certain municipal bond obligations based upon their rejection, settlement or the estimated impact of the outcome of pending litigation. In accordance with the plan of reorganization, the Company discharged its obligations to unsecured creditors and employees in exchange for the distribution of 115 million common shares of the Successor Company and the issuance of certain other securities. Accordingly, the Company recognized a non-cash reorganization gain of $24.6 billion.

[b]	The Company revalued its frequent flyer obligations to estimated fair value as a result of fresh-start reporting, which resulted in a $2.4 billion non-cash reorganization charge.

[c]	In accordance with fresh-start reporting, the Company revalued its assets at their estimated fair value and liabilities at estimated fair value or the present value of amounts to be paid. This resulted in a non-cash reorganization gain of $2.1 billion, primarily as a result of newly recognized intangible assets, offset partly by reductions in the fair value of tangible property and equipment.

[d]	Employee-related charges include the value of the deemed claim that the salaried and management group received upon confirmation of the plan of reorganization. The deemed claim was based upon the cost savings provided by this employee group during the bankruptcy process.

[e]	Contract rejection charges are non-cash costs that include our estimate of claims resulting from the Company's rejection or negotiated modification of certain contractual obligations such as executory contracts, unexpired leases and regional carrier contracts.

CONSOLIDATED NOTES (UNAUDITED)

[f]	In the first and second quarters of 2005, the Company recognized pension curtailment charges of $433 million and $207 million, respectively, associated with actions taken by the Pension Benefit Guaranty Corporation to involuntarily terminate three of the Company’s defined benefit pension plans for covered members of certain ground and management employees, as well as flight attendants. During the second quarter of 2005, the Company recognized net settlement losses of $395 million as a result of the termination of several defined benefit pension plans and a $10 million settlement loss related to the termination of a management non-qualified supplemental retirement plan.

[g]	Aircraft claim charges include the Company’s estimate of claims incurred as a result of the rejection of certain aircraft leases and return of aircraft as part of the bankruptcy process, together with certain claims resulting from the modification of other aircraft financings in bankruptcy.

(4)	In accordance with the plan of reorganization, the Company may issue up to 125 million shares (out of the one billion shares of new common stock authorized under its certificate of incorporation). The new common stock was listed on the NASDAQ National Market and began trading under the symbol “UAUA” on February 2, 2006. The distributions of common stock, subject to certain holdbacks as described in the plan of reorganization, will be as follows:

•	Approximately 115 million shares of common stock to unsecured creditors and employees;

•	Up to 9.825 million shares of common stock and options (or rights to acquire shares) under the management equity incentive plan (“MEIP”) approved by the Bankruptcy Court; and

•	Up to 175,000 shares of common stock and options (or rights to acquire shares) under the director equity incentive plan (“DEIP”) approved by the Bankruptcy Court.

In accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS 128”), basic per share amounts were computed by dividing income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding. SFAS 128 requires that the entire 115 million shares to be issued to unsecured creditors and employees be considered outstanding, although the Company in fact has not issued all 115 million shares at September 30, 2006. The table below presents the reconciliation of the basic earnings per share to diluted earnings per share.

	Successor	Predecessor	Predecessor	Successor	Predecessor
(In millions, except per share)	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Period from January 1 to January 31, 2006	Period from February 1 to September 30, 2006	Nine Months Ended September 30, 2005
Basic earnings per share:
Net income (loss)	$190	$(1,772)	$22,851	$86	$(4,272)
Preferred dividends	(3)	(2)	(1)	(7)	(7)

Earnings (loss) available to common shareholders	$187	$(1,774)	$22,850	$79	$(4,279)

Basic weighted-average common shares outstanding	115.6	116.2	116.2	115.3	116.2

Earnings (loss) per share - basic	$1.62	$(15.26)	$196.61	$0.69	$(36.82)

Diluted earnings per share:
Earnings (loss) available to common shareholders	$187	$(1,774)	$22,850	$79	$(4,279)
Effect of 2% preferred securities	3	—	—	7	—
Effect of 4.5% convertible notes	5	—	—	—	—
Effect of 5% convertible notes	1	—	—	—	—

Earnings (loss) available to common shareholders including the effect of dilutive securities	$196	$(1,774)	$22,850	$86	$(4,279)

Basic weighted-average common shares outstanding	115.6	116.2	116.2	115.3	116.2
Effect of non-vested restricted shares	0.7	—	—	0.5	—
Effect of 2% preferred securities	10.8	—	—	10.8	—
Effect of 4.5% convertible notes	20.8	—	—	—	—
Effect of 5% convertible notes	3.2	—	—	—	—

Diluted weighted-average common shares outstanding	151.1	116.2	116.2	126.6	116.2

Earnings (loss) per share - diluted	$1.30	$(15.26)	$196.61	$0.68	$(36.82)

(5)	In the third quarter of 2006, the Company recorded a benefit to income from continuing operations relating to the resolution of pre-confimation contingencies, the largest of which was a special item of $30 million to reduce the Company’s recorded obligation for the SFO municipal bonds to the amount the Company now estimates is probable to be allowed by the Bankruptcy Court, in accordance with AICPA Practice Bulletin 11, “Accounting for Preconfirmation Contingencies in Fresh-Start Reporting.”

In the second quarter of 2005, the Company recognized a charge of $18 million for aircraft impairments related to the planned accelerated retirement of certain aircraft.

CONSOLIDATED NOTES (UNAUDITED)

(6)	Included in UAL’s operating earnings (loss) are the results of United's wholly-owned subsidiary United Aviation Fuels Corporation (“UAFC”).

	Successor	Predecessor			Predecessor
UAFC (in millions)	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	% Change	Combined Periods Ended September 30, 2006	Nine Months Ended September 30, 2005	% Change
Other operating revenues	$88	$98	(10.2)	$298	$226	31.9
Cost of third party sales	85	94	(9.6)	291	221	31.7

Income from operations	$3	$4	(25.0)	$7	$5	40.0

(7)	UAL’s results of operations include aircraft fuel expense for both United mainline jet operations and regional affiliates. Aircraft fuel expense incurred as a result of the Company’s regional affiliates' operations is reflected in Regional Affiliates operating expense. In accordance with UAL's agreement with its regional affiliates, these costs are incurred by the Company.

	Year-Over-Year Impact of Fuel Expense United Mainline and Regional Affiliate Operations
	Successor	Predecessor			Predecessor
(in millions, except per gallon)	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	% Change	Combined Periods Ended September 30, 2006	Nine Months Ended September 30, 2005	% Change
GAAP mainline fuel expense	$1,368	$1,106	23.7	$3,685	$2,866	28.6
Regional affiliates fuel expense	224	193	16.1	638	506	26.1

United system fuel expense	$1,592	$1,299	22.6	$4,323	$3,372	28.2

Mainline fuel consumption (gallons)	596	582	2.4	1,723	1,692	1.8
Mainline average jet fuel price per gallon (in cents)	229.7	190.1	20.8	213.9	169.4	26.3
Regional affiliates fuel consumption (gallons)	95	93	2.2	279	266	4.9
Regional affiliates average jet fuel price per gallon (in cents)	233.4	208.2	12.1	228.2	190.0	20.1

(8)	The tables below set forth certain operating statistics for United’s mainline, regional affiliates and consolidated operations:

Three months ended September 30, 2006	[a] North America	Pacific	Atlantic	Latin	Mainline	[a] Regional Affiliates	Consolidated
ASM (in millions)	22,632	8,012	5,141	1,316	37,101	4,145	41,246
RPM (in millions)	18,716	6,735	4,504	1,076	31,031	3,248	34,279
Passenger revenues (in millions)	$2,436	$792	$566	$122	$3,916	$773	$4,689
PRASM (in cents)	10.76	9.89	11.02	9.29	10.55	18.65	11.37
Yield (in cents) [b]	12.93	11.74	12.41	11.19	12.58	23.80	13.64
Load Factor (percent)	82.7	84.1	87.6	81.9	83.6	78.4	83.1

Three months ended September 30, 2005	[a] North America	Pacific	Atlantic	Latin	Mainline	[a] Regional Affiliates	Consolidated
ASM (in millions)	21,710	8,195	5,094	1,118	36,117	3,878	39,995
RPM (in millions)	18,187	6,800	4,404	915	30,306	2,956	33,262
Passenger revenues (in millions)	$2,153	$710	$507	$97	$3,467	$662	$4,129
PRASM (in cents)	9.92	8.67	9.95	8.66	9.60	17.08	10.32
Yield (in cents) [b]	11.78	10.41	11.45	10.42	11.39	22.41	12.37
Load Factor (percent)	83.8	83.0	86.5	81.9	83.9	76.2	83.2

Nine months ended September 30, 2006	[a] North America	Pacific	Atlantic	Latin	Mainline	[a] Regional Affiliates	Consolidated
ASM (in millions)	65,502	23,673	14,255	4,350	107,780	11,767	119,547
RPM (in millions)	53,986	19,753	11,972	3,525	89,236	9,220	98,456
Passenger revenues (in millions)	$6,951	$2,177	$1,468	$382	$10,978	$2,203	$13,181
PRASM (in cents)	10.61	9.20	10.30	8.78	10.19	18.72	11.03
Yield (in cents) [b]	12.82	11.00	12.16	10.64	12.26	23.90	13.35
Load Factor (percent)	82.4	83.4	84.0	81.1	82.8	78.4	82.4

CONSOLIDATED NOTES (UNAUDITED)

Nine months ended September 30, 2005	[a] North America	Pacific	Atlantic	Latin	Mainline	[a] Regional Affiliates	Consolidated
ASM (in millions)	62,921	23,807	14,888	3,892	105,508	10,901	116,409
RPM (in millions)	51,560	19,415	12,354	3,062	86,391	8,206	94,597
Passenger revenues (in millions)	$5,983	$1,986	$1,396	$319	$9,684	$1,818	$11,502
PRASM (in cents)	9.51	8.34	9.38	8.19	9.18	16.68	9.88
Yield (in cents) [b]	11.56	10.18	11.11	10.13	11.16	22.15	12.11
Load Factor (percent)	81.9	81.6	83.0	78.7	81.9	75.3	81.3

[a]	For Form 10-Q segment reporting purposes, the Company aggregates Regional Affiliates results within the North America segment in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”

[b]	Segment yields exclude charter revenue and revenue passenger miles.

(9)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company's consolidated financial statements for the periods prior to exit are not comparable to the statements presented after exit. In addition, to offer additional information for investors, the Company has identified and described certain items affecting reported earnings consisting of major non-cash fresh-start reporting and exit-related items. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items and the severance charge is useful to investors because they are non-recurring charges not indicative of the Company's on-going performance.

The tables below set forth the reconciliation of non-GAAP financial measures for certain operating statistics that are used in determining key indicators such as adjusted passenger revenue per revenue passenger mile ("Yield"), operating revenue per available seat mile ("RASM"), operating margin, net income (loss) and operating expense per available seat mile (“CASM”).

	Successor	Predecessor			Predecessor
	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	% Change	Combined Periods Ended September 30, 2006	Nine Months Ended September 30, 2005	% Change
[a] Yield (in millions)
Passenger - United Airlines	$3,916	$3,467	13.0	$10,978	$9,684	13.4
Less: industry reduced fares & passenger charges	14	14	—	37	43	(14.0)

Mainline adjusted passenger revenue	$3,902	$3,453	13.0	$10,941	$9,641	13.5

Mainline revenue passenger miles	31,031	30,306	2.4	89,236	86,391	3.3
Adjusted mainline Yield (in cents)	12.58	11.39	10.4	12.26	11.16	9.9
Consolidated passenger revenue	$4,689	$4,129	13.6	$13,181	$11,502	14.6
Less: industry reduced fares & passenger charges	14	14	—	37	43	(14.0)

Consolidated adjusted passenger revenue	$4,675	$4,115	13.6	$13,144	$11,459	14.7

Consolidated revenue passenger miles	34,279	33,262	3.1	98,456	94,597	4.1
Adjusted consolidated Yield (in cents)	13.64	12.37	10.3	13.35	12.11	10.2
[b] RASM (in millions)
Mainline
Consolidated operating revenues	$5,176	$4,655	11.2	$14,754	$12,993	13.6
Less: Passenger - Regional Affiliates	773	662	16.8	2,203	1,818	21.2

Mainline operating revenues	$4,403	$3,993	10.3	$12,551	$11,175	12.3

Mainline available seat miles	37,101	36,117	2.7	107,780	105,508	2.2
Mainline RASM (in cents)	11.87	11.05	7.4	11.65	10.59	10.0
Mainline operating revenues	$4,403	$3,993	10.3	$12,551	$11,175	12.3
Less: UAFC (i)	88	98	(10.2)	298	226	31.9

Mainline operating revenues excluding UAFC	$4,315	$3,895	10.8	$12,253	$10,949	11.9

Mainline RASM excluding UAFC (in cents)	11.63	10.78	7.9	11.37	10.38	9.5

CONSOLIDATED NOTES (UNAUDITED)

		Successor	Predecessor			Predecessor
		Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	% Change	Combined Periods Ended September 30, 2006	Nine Months Ended September 30, 2005	% Change
[c]	Operating Margin (in millions)
	Consolidated operating earnings	$335	$165	103.0	$424	$(37)	—
	Adjusted for:
	Special items	30	—	—	30	(18)	—
	Severance charge	—	—	—	(22)	—	—

	Adjusted operating earnings	$305	$165	84.8	$416	$(19)	—

	Consolidated operating revenues	$5,176	$4,655	11.2	$14,754	$12,993	13.6
	Adjusted operating margin (percent)	5.9	3.5	2.4pts	2.8	(0.1)	2.9pts

[d]	Net income (loss) (in millions)
	Net income (loss)	$190	$(1,772)	—	$22,937	$(4,272)	—
	Adjusted for:
	Reorganization charges, net	—	(1,840)	—	22,934	(3,994)	—
	Severance charge	—	—	—	(22)	—	—
	Special items	30	—	—	30	(18)	—
	Income taxes (1)	(3)	—	—	(3)	—	—

	Adjusted net income (loss)	$163	$68	140.3	$(2)	$(260)	99.4

(1)	The income tax adjustment represents the difference in the income tax provision between actual Successor Company net income and adjusted Successor Company net income for the eight month period ended September 30, 2006, calculated using an effective tax rate of 41%.

[e]	CASM (in millions)
	Mainline
	Consolidated operating expenses	$4,841	$4,490	7.8	$14,330	$13,030	10.0
	Less: Regional Affiliates	713	722	(1.2)	2,124	2,052	3.5

	Mainline operating expenses	$4,128	$3,768	9.6	$12,206	$10,978	11.2

	Mainline available seat miles	37,101	36,117	2.7	107,780	105,508	2.2
	Mainline CASM (in cents)	11.13	10.43	6.7	11.33	10.40	8.9
	Mainline operating expenses	$4,128	$3,768	9.6	$12,206	$10,978	11.2
	Less: mainline fuel expense	1,368	1,106	23.7	3,685	2,866	28.6
	Less: cost of third party sales - UAFC (i)	85	94	(9.6)	291	221	31.7

	Adjusted mainline operating expense	$2,675	$2,568	4.2	$8,230	$7,891	4.3

	Adjusted mainline CASM (in cents)	7.21	7.11	1.4	7.64	7.48	2.1
	Mainline operating expenses excluding mainline fuel expense and UAFC	$2,675	$2,568	4.2	$8,230	$7,891	4.3
	Less: special items	(30)	—	—	(30)	18	—

	Adjusted mainline operating expense	$2,705	$2,568	5.3	$8,260	$7,873	4.9

	Adjusted mainline CASM (in cents)	7.29	7.11	2.5	7.66	7.46	2.7
	Mainline operating expenses excluding mainline fuel expense, UAFC and special items	$2,705	$2,568	5.3	$8,260	$7,873	4.9
	Less: severance charge	—	—	—	22	—	—

	Adjusted mainline operating expense	$2,705	$2,568	5.3	$8,238	$7,873	4.6

	Adjusted mainline CASM (in cents)	7.29	7.11	2.5	7.64	7.46	2.4
	Mainline operating expenses excluding mainline fuel expense, UAFC, special items and severance charge	$2,705	$2,568	5.3	$8,238	$7,873	4.6
	Less: estimated exit-related and fresh-start impacts	77	—	—	258	—	—

	Adjusted mainline operating expense	$2,628	$2,568	2.3	$7,980	$7,873	1.4

	Adjusted mainline CASM (in cents)	7.08	7.11	(0.4)	7.40	7.46	(0.8)

CONSOLIDATED NOTES (UNAUDITED)

	Successor	Predecessor			Predecessor
	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	% Change	Combined Periods Ended September 30, 2006	Nine Months Ended September 30, 2005	% Change
Regional Affiliates
Regional Affiliates operating expenses	$713	$722	(1.2)	$2,124	$2,052	3.5
Less: fuel expense	224	193	16.1	638	506	26.1

Adjusted Regional Affiliates operating expense	$489	$529	(7.6)	$1,486	$1,546	(3.9)

Regional Affiliates available seat miles	4,145	3,878	6.9	11,767	10,901	7.9
Adjusted Regional Affiliates CASM (in cents)	11.79	13.64	(13.6)	12.63	14.19	(11.0)
Consolidated
Consolidated operating expenses	$4,841	$4,490	7.8	$14,330	$13,030	10.0
Less: fuel expense & UAFC (i)	1,677	1,393	20.4	4,614	3,593	28.4

Adjusted consolidated operating expenses	$3,164	$3,097	2.2	$9,716	$9,437	3.0

Consolidated available seat miles	41,246	39,995	3.1	119,547	116,409	2.7
Adjusted consolidated CASM (in cents)	7.67	7.74	(0.9)	8.13	8.11	0.2
Consolidated operating expenses excluding fuel & UAFC	$3,164	$3,097	2.2	$9,716	$9,437	3.0
Less: special items	(30)	—	—	(30)	18	—

Adjusted consolidated operating expenses	$3,194	$3,097	3.1	$9,746	$9,419	3.5

Adjusted consolidated CASM (in cents)	7.74	7.74	—	8.15	8.09	0.7
Consolidated operating expenses excluding fuel expense, UAFC and special items	$3,194	$3,097	3.1	$9,746	$9,419	3.5
Less: severance charge	—	—	—	22	—	—

Adjusted consolidated operating expenses	$3,194	$3,097	3.1	$9,724	$9,419	3.2

Adjusted consolidated CASM (in cents)	7.74	7.74	—	8.13	8.09	0.5
Consolidated operating expenses excluding fuel expense, UAFC, special items and severance charge	$3,194	$3,097	3.1	$9,724	$9,419	3.2
Less: estimated exit-related and fresh-start impacts	77	—	—	258	—	—

Adjusted consolidated operating expenses	$3,117	$3,097	0.6	$9,466	$9,419	0.5

Adjusted consolidated CASM (in cents)	7.56	7.74	(2.3)	7.92	8.09	(2.1)

CONSOLIDATED NOTES (UNAUDITED)

	Successor	Predecessor		Successor	Predecessor
	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005	% Change	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	% Change
Consolidated operating expenses	$4,636	$4,165	11.3	$4,853	$4,375	10.9
Less: Regional Affiliates	696	645	7.9	715	685	4.4

Mainline operating expenses	$3,940	$3,520	11.9	$4,138	$3,690	12.1

Mainline available seat miles	34,488	34,259	0.7	36,191	35,132	3.0
Mainline CASM (in cents)	11.42	10.28	11.1	11.43	10.50	8.9
Mainline operating expense	$3,940	$3,520	11.9	$4,138	$3,690	12.1
Less: fuel expense	1,067	805	32.5	1,250	955	30.9
Less: cost of third party sales - UAFC (i)	105	54	94.4	101	73	38.4

Adjusted mainline operating expense	$2,768	$2,661	4.0	$2,787	$2,662	4.7

Adjusted mainline CASM (in cents)	8.03	7.77	3.3	7.70	7.58	1.6
Mainline operating expense excluding fuel and UAFC	$2,768	$2,661	4.0	$2,787	$2,662	4.7
Less: special items	—	—	—	—	18	—

Adjusted mainline operating expense	$2,768	$2,661	4.0	$2,787	$2,644	5.4

Adjusted mainline CASM (in cents)	8.03	7.77	3.3	7.70	7.53	2.3
Mainline operating expense excluding fuel, UAFC and special items	$2,768	$2,661	4.0	$2,787	$2,644	5.4
Less: severance charge	—	—	—	22	—	—

Adjusted mainline operating expense	$2,768	$2,661	4.0	$2,765	$2,644	4.6

Adjusted mainline CASM (in cents)	8.03	7.77	3.3	7.64	7.53	1.5
Mainline operating expense excluding fuel, UAFC, special items and severance charge	$2,768	$2,661	4.0	$2,765	$2,644	4.6
Less: estimated exit-related and fresh-start impacts	99	—	—	82	—	—

Adjusted mainline operating expense	$2,669	$2,661	0.3	$2,683	$2,644	1.5

Adjusted mainline CASM (in cents)	7.74	7.77	(0.4)	7.41	7.53	(1.6)

(i) UAFC’s revenues and expenses are not derived from mainline jet operations. Therefore, UAL has excluded these revenues and expenses from the above reported GAAP financial measures. See Note 6 above for more details.

CONSOLIDATED NOTES (UNAUDITED)

(10)	The table below sets forth the estimated exit-related and fresh-start reporting impacts on the Company’s results of operations.

	2006 Increase (Decrease)
(In millions)	1Q Estimate	2Q Estimate	3Q Estimate	4Q Estimate	FY Estimate
Revenue Impact:
Prepaid miles	$1	$5	$(6)	$—	$—	[a]
Other Mileage Plus	(21)	(31)	(11)	(24)	(87)[a]

Mileage Plus revenue	$(20)	$(26)	$(17)	$(24)	$(87)[a]
Operating Expense Impact:
Stock-based compensation	$69	$40	$28	$20	$157	[b]
Mileage Plus marketing expense	(3)	(4)	(6)	(6)	(19)[a]
Postretirement welfare cost	9	14	14	14	51	[c]
Depreciation and amortization	12	14	23	19	68	[d]
Deferred gain	12	18	18	18	66	[e]

Total operating expense impact	$99	$82	$77	$65	$323
Non-Operating Expense Impact:
Prepaid miles - Imputed interest expense	$12	$18	$(30)	$—	$—	[f]
Other non-cash and fresh-start interest expense	13	15	13	10	51	[f]

Non-cash and fresh-start interest expense	$25	$33	$(17)	$10	$51	[f]

[a]	The non-cash fresh-start reporting and exit-related charges shown above differ from the estimates provided in the notes to the Company’s second quarter 2006 earnings release, as discussed below.

In July 2006, the Company reevaluated its accounting treatment for the advanced purchase of miles and determined that the treatment as debt, as initially applied upon adoption of fresh-start reporting, was no longer appropriate. The Company now accounts for the prepaid miles as deferred revenue.

[b]	In accordance with the plan of reorganization, the Company implemented stock-based compensation plans for certain management employees and non-employee directors. The Company adopted SFAS 123R effective January 1, 2006 and recorded compensation expense for such plans.

[c]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all prior period service credits related to postretirement costs were eliminated.

[d]	In accordance with fresh-start reporting, the Company revalued its assets to fair value effective February 1, 2006. As a result, definite lived intangible asset values increased substantially which results in higher associated amortization expense. In addition, the value of the Company's operating property and equipment was significantly reduced which results in lower depreciation expense. The Company has estimated the net impact of changes in asset values at fresh-start on net depreciation and amortization.

[e]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all deferred gains on aircraft sale/leasebacks were eliminated.

[f]	As a result of fresh-start reporting, the Company recognizes certain non-cash interest expenses, including the amortization of mark-to-market discounts on all debt and capital leases. See note [a], above, for an explanation of the reversal of imputed interest related to the prepaid miles during the third quarter of 2006.

CONSOLIDATED NOTES (UNAUDITED)

(11)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company’s consolidated financial statements for the periods prior to exit are not comparable to the statements presented after exit. In addition, to offer additional information for investors, the Company has identified certain items consisting only of major non-cash fresh-start reporting and exit-related items. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items and the severance charge is useful to investors because they are non-recurring charges not indicative of the Company's on-going performance. The forecasted amounts shown below were estimated based on actual results through September 30, 2006, and the Company's fourth quarter forecast, except for fuel, for which a jet fuel price of $2.02 per gallon has been assumed.

	Three Months Ending December 31,					Twelve Months Ending December 31,
	2006 Estimate		2005 Actual	YOY % Change		2006 Estimate		2005 Actual	YOY % Change
Operating expense per ASM - CASM (cents)	Low	High				Low	High
Mainline operating expense	10.89	10.96	11.13	(2.2)	(1.5)	11.22	11.24	10.59	5.9	6.1

Less: fuel expense & cost of third party sales - UAFC	3.40	3.40	3.68	(7.6)	(7.6)	3.62	3.62	3.12	16.0	16.0

Mainline excluding fuel & UAFC	7.49	7.56	7.45	0.5	1.5	7.60	7.62	7.47	1.7	2.0

Less: special items	—	—	—	—	—	(0.02)	(0.02)	0.01	—	—

Mainline excluding fuel, UAFC and special items	7.49	7.56	7.45	0.5	1.5	7.62	7.64	7.46	2.1	2.4

Less: severance charge	—	—	—	—	—	0.02	0.02	—	—	—

Mainline excluding fuel, UAFC, special items and severance charge	7.49	7.56	7.45	0.5	1.5	7.60	7.62	7.46	1.9	2.1

Less: estimated exit-related and fresh-start impacts	0.18	0.18	—	—	—	0.22	0.22	—	—	—

Mainline excluding fuel, UAFC, special items, severance and exit-related & fresh-start impacts	7.31	7.38	7.45	(1.9)	(0.9)	7.38	7.40	7.46	(1.1)	(0.8)

UAL CORPORATION AND SUBSIDIARY COMPANIES

Combined Successor and Predecessor Company Operating Statistics

(Mainline and Regional Affiliates *)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	% Change
Mainline revenue passengers (in thousands)	18,126	17,488	3.6
Revenue passenger miles - RPM (in millions)
Mainline	31,031	30,306	2.4
Regional affiliates	3,248	2,956	9.9
Consolidated	34,279	33,262	3.1
Available seat miles - ASM (in millions)
Mainline	37,101	36,117	2.7
Regional affiliates	4,145	3,878	6.9
Consolidated	41,246	39,995	3.1
Passenger load factor (percent)
Mainline	83.6	83.9	(0.3	)pts
Regional affiliates	78.4	76.2	2.2	pts
Consolidated	83.1	83.2	(0.1	)pts
Consolidated breakeven passenger load factor (percent)	77.2	79.8	(2.6	)pts
Passenger revenue per passenger mile - Yield (cents) [9a]
Mainline adjusted	12.58	11.39	10.4
Regional affiliates	23.80	22.41	6.2
Consolidated adjusted	13.64	12.37	10.3
Passenger revenue per available seat mile - PRASM (cents)
Mainline	10.55	9.60	9.9
Regional affiliates	18.65	17.08	9.2
Consolidated	11.37	10.32	10.2
Operating revenue per available seat mile - RASM (cents) [9b]
Mainline	11.87	11.05	7.4
Mainline excluding UAFC	11.63	10.78	7.9
Regional affiliates	18.65	17.08	9.2
Consolidated	12.55	11.64	7.8
Operating expense per available seat mile - CASM (cents) [9e]
Mainline	11.13	10.43	6.7
Mainline excluding fuel and cost of third party sales - UAFC	7.21	7.11	1.4
Mainline excluding fuel, UAFC and special items	7.29	7.11	2.5
Regional affiliates	17.19	18.63	(7.7)
Regional affiliates excluding fuel	11.79	13.64	(13.6)
Consolidated	11.74	11.23	4.5
Consolidated excluding fuel and cost of third party sales - UAFC	7.67	7.74	(0.9)
Consolidated excluding fuel, UAFC and special items	7.74	7.74	—
Mainline unit earnings (cents)	0.74	0.62	19.4
Mainline unit earnings excluding fuel and UAFC (cents)	4.42	3.67	20.4
Mainline unit earnings excluding fuel, UAFC and special items (cents)	4.34	3.67	18.3
Number of aircraft in operating fleet at end of period
Mainline	460	458	0.4
Regional affiliates	290	316	(8.2)
Consolidated	750	774	(3.1)
Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	229.7	190.1	20.8
Average full-time equivalent employees (thousands)	53.1	54.6	(2.7)
ASMs per equivalent employee - productivity (thousands)	699	661	5.7
Average stage length (in miles)	1,373	1,382	(0.7)
Fleet utilization (in hours and minutes)	11:25	11:06	2.9

*	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional Affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.

UAL CORPORATION AND SUBSIDIARY COMPANIES

Combined Successor and Predecessor Company Operating Statistics

(Mainline and Regional Affiliates *)

	Combined Periods Ended September 30, 2006 [a]	Nine Months Ended September 30, 2005	% Change
Mainline revenue passengers (in thousands)	52,621	50,305	4.6
Revenue passenger miles - RPM (in millions)
Mainline	89,236	86,391	3.3
Regional affiliates	9,220	8,206	12.4
Consolidated	98,456	94,597	4.1
Available seat miles - ASM (in millions)
Mainline	107,780	105,508	2.2
Regional affiliates	11,767	10,901	7.9
Consolidated	119,547	116,409	2.7
Passenger load factor (percent)
Mainline	82.8	81.9	0.9	pts
Regional affiliates	78.4	75.3	3.1	pts
Consolidated	82.4	81.3	1.1	pts
Consolidated breakeven passenger load factor (percent)	79.7	81.5	(1.8	)pts
Passenger revenue per passenger mile - Yield (cents) [9a]
Mainline adjusted	12.26	11.16	9.9
Regional affiliates	23.90	22.15	7.9
Consolidated adjusted	13.35	12.11	10.2
Passenger revenue per available seat mile - PRASM (cents)
Mainline	10.19	9.18	11.0
Regional affiliates	18.72	16.68	12.2
Consolidated	11.03	9.88	11.6
Operating revenue per available seat mile - RASM (cents) [9b]
Mainline	11.65	10.59	10.0
Mainline excluding UAFC	11.37	10.38	9.5
Regional affiliates	18.72	16.68	12.2
Consolidated	12.34	11.16	10.6
Operating expense per available seat mile - CASM (cents) [9e]
Mainline	11.33	10.40	8.9
Mainline excluding fuel and cost of third party sales - UAFC	7.64	7.48	2.1
Mainline excluding fuel, UAFC and special items	7.66	7.46	2.7
Mainline excluding fuel, UAFC, special items and severance charge	7.64	7.46	2.4
Regional affiliates	18.05	18.83	(4.1)
Regional affiliates excluding fuel	12.63	14.19	(11.0)
Consolidated	11.99	11.19	7.1
Consolidated excluding fuel and cost of third party sales - UAFC	8.13	8.11	0.2
Consolidated excluding fuel, UAFC and special items	8.15	8.09	0.7
Consolidated excluding fuel, UAFC, special items and severance charge	8.13	8.09	0.5
Mainline unit earnings (cents)	0.32	0.19	68.4
Mainline unit earnings excluding fuel and UAFC (cents)	3.73	2.90	28.6
Mainline unit earnings excluding fuel, UAFC and special items (cents)	3.71	2.92	27.1
Mainline unit earnings excluding fuel, UAFC, special items and severance charge (cents)	3.73	2.92	27.7
Number of aircraft in operating fleet at end of period
Mainline	460	458	0.4
Regional affiliates	290	316	(8.2)
Consolidated	750	774	(3.1)
Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	213.9	169.4	26.3
Average full-time equivalent employees (thousands)	53.4	55.6	(4.0)
ASMs per equivalent employee - productivity (thousands)	2,018	1,898	6.3
Average stage length (in miles)	1,366	1,373	(0.5)
Fleet utilization (in hours and minutes)	11:12	10:54	2.8

*	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional Affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.

[a] The combined periods include the results for one month ended January 31, 2006 (Predecessor Company) and eight months ended September 30, 2006 (Successor Company).